CERTIFICATE OF SECRETARY


     I, JOHN B. YORKE, Secretary of Carolina Freight Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that attached hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of said corporation at a meeting of said Board of Directors duly called and held on December 5, 1994, and that such resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the corporation this 4th day of January, 1995.

                              JOHN B. YORKE
                              John B. Yorke
                              Secretary

(CORPORATE SEAL)

                       BOARD OF DIRECTORS
                  CAROLINA FREIGHT CORPORATION

                             _______

                           RESOLUTIONS
                             _______

                        December 5, 1994

               REGISTRATION STATEMENT ON FORM S-8

     WHEREAS, the Board of Directors and shareholders of the Corporation have previously authorized and adopted the Carolina
Freight Corporation 1994 Nonqualified Stock Option Plan (the
"Plan"); and

     WHEREAS, the Board of Directors has authorized the issuance of 200,000 shares of its Common Stock (the "Common Stock") pursuant to the exercise of options granted under the Plan (the
"Shares"); and

     WHEREAS, to facilitate resale of any of the Shares issued pursuant to the exercise of options granted under the Plan, the Board of Directors has determined to register the Shares with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for sale under the Plan so that such Shares will not be treated as restricted securities pursuant to Rule 144 of the Securities Act;

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby reserves 200,000 shares of its Common Stock for issuance pursuant to the exercise of options granted under the Plan; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized, empowered and directed (a) to execute and file with the SEC a Registration Statement on Form S-8 (or other applicable form as counsel may advise) under the Securities Act with respect to the possible sale from time to time of up to 200,000 shares of Common Stock to various of its key employees pursuant to the exercise of options granted under the Plan, with such terms therein as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and (b) to execute and file all such other instruments and documents, to make all such payments, to do all such other acts and things in connection with said Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable in order to effect such filing and to procure the effectiveness of said Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

     FURTHER RESOLVED, that John B. Yorke, Richard E.F. Valitutto and Robert S. McLean and each of them with full power to act without the other, be, and they hereby are, authorized and empowered to sign the aforesaid Registration Statement and any amendment or amendments (including post-effective amendments) thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following, to wit: the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer of the Corporation, including the Chairman and Chief Executive Officer of the Corporation; and

     FURTHER RESOLVED, that John B. Yorke be, and he hereby is, appointed and designated as the Agent for Service of the Corporation to be named in the aforesaid Registration Statement, with all such powers and functions as are provided upon such designation under the General Rules and Regulations under the Securities Act and the Securities Exchange Act of 1934, as amended; and

     FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for distribution in various states where appropriate, that the Chairman, the President and the Secretary of the Corporation hereby are authorized, empowered and directed to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as said officers may deem advisable; that said officers are hereby authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

     FURTHER RESOLVED, that such officers be, and they hereby are, authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with and under the securities laws of any one or more of the states as such officers may deem advisable and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorney, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interest of the Corporation; and

     FURTHER RESOLVED, that upon the issuance thereof pursuant to the exercise of options granted under the Plan, the Shares shall be deemed to be fully paid and nonassessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

     FURTHER RESOLVED, that the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE") be, and it hereby is, approved, and that the officers of the Corporation hereby are authorized, empowered and directed, with the assistance of counsel, to prepare, execute and file a listing application with the NYSE and to take all actions necessary or appropriate to effect such listing; and

     FURTHER RESOLVED, that First Union National Bank of North Carolina be, and it hereby is, appointed Transfer Agent and Registrar for such Shares; and it is hereby vested with all the power and authority as Transfer Agent and Registrar with respect to said Shares as it has heretofore been vested with for the shares of the Corporation's Common Stock currently issued and outstanding; and

     FURTHER RESOLVED, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting; and

     FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to do any and all things of any and every nature whatsoever and execute all instruments, certificates and documents which they in their discretion deem necessary, appropriate or convenient to carry into effect the foregoing resolutions and the purpose and intent thereof.